Exhibit 99.2(J)

July 17, 2018

State Street Bank and Trust Company
Channel Center

One Iron Street

Boston, MA 02210

Attention:  Tricia Cormier, Vice President

Re:	American Beacon Apollo Total Return Fund (the “Trust”)

Ladies and Gentlemen:

Please be advised that the Trust has been formed and registered as a management investment company under the Investment Company Act of 1940, as amended.

In accordance with Section 22.2.1, the Additional Trusts provision, of the Custodian Agreement dated as of May 8, 2018, as amended, modified, or supplemented from time to time (the “Agreement”), by and among each registered investment company party thereto, and State Street Bank and Trust Company (“State Street”), the undersigned Trust hereby requests that State Street act as Custodian for the Trust under the terms of the Agreement.

For your convenience, attached as Appendix A hereto is a replacement of “Appendix A” to the Agreement.

Please indicate your acceptance of the foregoing by executing two copies of this Letter Agreement, returning one to the Trust and retaining one copy for your records.

Sincerely,

AMERICAN BEACON APOLLO TOTAL RETURN FUND

By:	/s/ Melinda G. Heika
Name:	Melinda G. Heika
Title:	Principal Accounting Officer and Treasurer

Agreed:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Andrew Erickson
Name:	Andrew Erickson
Title:	Executive Vice President
Effective Date:

APPENDIX A

American Beacon Apollo Total Return Fund

American Beacon Sound Point Enhanced Income Fund

Custodian Agreement

This Agreement is made as of May 8, 2018 (this “Agreement”) between each management investment company identified on Appendix A and each management investment company which becomes a party to this Agreement in accordance with the terms hereof (in each case, a “Trust”), acting, if applicable, on behalf of each Portfolio (as defined in Section 1 below) identified on Appendix A, and each Portfolio which becomes a party to this Agreement in accordance with the terms hereof, and State Street Bank and Trust Company, a Massachusetts trust company (the “Custodian”).

Witnesseth

WHEREAS, each Trust, on behalf of each Portfolio (as defined below) thereof, desires for the Custodian to provide certain custodial services relating to securities and other assets of the Portfolios; and

WHEREAS, the Custodian is willing to provide the services upon the terms contained in this Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

Section 1.        Employment of Custodian and Property to be Held By It

Each Trust, on behalf of each of its Portfolio(s), hereby employs the Custodian as the custodian of the assets of the Portfolio(s) of the Trust, including securities and cash which the Trust, on behalf of the applicable Portfolio desires to be held in places within the United States (“domestic securities”) and securities and cash it desires to be held outside the United States (“foreign securities”) pursuant to the provisions of the Trust's Declaration of Trust.  As used herein, “Portfolio” means (a) in relation to a Trust that has issued shares in separate series, each series of the Trust, (b) in relation to a Trust that has not issued shares in separate series, the Trust itself, and (c) each wholly-owned subsidiary of a Trust or a series of a Trust, except for those wholly-owned subsidiaries whose assets are held in custody by a custodian other than the Custodian.

Each Trust, on behalf of each of its Portfolio(s) agrees to deliver to the Custodian all securities and cash of the Portfolio(s), and all payments of income, payments of principal or capital distributions received by it with respect to all securities owned by the Portfolio(s) from time to time, and the cash consideration received by it for such new or treasury shares of each class of beneficial interest of the Trust representing interests in the Portfolios (“Shares”) as may be issued or sold from time to time. The Custodian shall not be responsible for any property of a Portfolio held or received by the Portfolio and not delivered to the Custodian or which is delivered out in accordance with Proper Instructions (as such term is defined in Section 7 hereof (“Proper Instructions”)).  With respect to uncertificated shares (the “Underlying Shares”) of registered “investment companies” (as defined in Section 3(a)(1) of the Investment Company Act of 1940, as amended from time to time (the “1940 Act”)), whether in the same “group of investment companies” (as defined in Section 12(d)(1)(G)(ii) of the 1940 Act) or otherwise, including pursuant to Section 12(d)(1)(F) of the 1940 Act (hereinafter sometimes referred to as the “Underlying Portfolios”) the holding of confirmation statements that identify the shares as being recorded in the Custodian’s name on behalf of the Portfolios will be deemed custody for purposes hereof.

Upon receipt of Proper Instructions, the Custodian shall on behalf of each applicable Portfolio from time to time employ one or more sub-custodians, located in the United States but only in accordance with an applicable vote by the Board of Trustees of the Trust (the “Board of Trustees”) on behalf of the applicable Portfolio, and provided that the Custodian shall have no more or less responsibility or liability to any Trust on account of any actions or omissions of any sub-custodian so employed than any such sub-custodian has to the Custodian.  In addition, the Custodian may place and maintain a Portfolio’s foreign securities with foreign banking institution sub-custodians employed by the Custodian and/or foreign securities depositories, in accordance with the applicable provisions of Sections 3 and 4 hereof.

Section 2.         Duties of the Custodian with respect to Property of the Trust Held by the Custodian in the United States

Section 2.1     Holding Securities.  The Custodian shall hold and physically segregate for the account of each Portfolio all non-cash property, to be held by it in the United States including all domestic securities owned by such Portfolio, other than (a) securities which are maintained pursuant to Section 2.9 in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury (each, a “U.S. Securities System”) and (b) Underlying Shares owned by each Portfolio which are maintained pursuant to Section 2.15 hereof in an account with State Street Bank and Trust Company or such other entity which may from time to time be appointed by a Trust to act as a transfer agent for the Underlying Portfolios and with respect to which the Custodian is provided with Proper Instructions (each, an “Underlying Transfer Agent”).

Each Trust hereby employs the Custodian as a custodian of (a) securities and cash of each Portfolio and (b) other assets of each Portfolio that the Custodian agrees to treat as financial assets.  With respect to securities and other financial assets, the Custodian is a securities intermediary and the Portfolio is the entitlement holder.  With respect to cash maintained in a deposit account with the Custodian and denominated in an “on book” currency, the Custodian is a bank and the Portfolio is the bank’s customer.  If cash is maintained in a deposit account with a bank other than the Custodian and the cash is denominated in an “on book” currency, the Custodian is that bank’s customer.  “On book currency” means (a) U.S. dollars or (b) a foreign currency that, when credited to a deposit account of a customer maintained in the banking department of the Custodian or an Eligible Foreign Custodian, the Custodian maintains on its books as an amount owing as a liability by the Custodian to the customer.  The Custodian agrees to treat the claim to the cash as a financial asset for the benefit of the Portfolio.  The Custodian does not otherwise agree to treat cash as financial asset.  The duties of the Custodian as securities intermediary and bank set forth in the Uniform Commercial Code of the Commonwealth of Massachusetts as in effect from time to time (the “UCC”) are varied by the terms of this Agreement to the extent that the duties may be varied by agreement under the UCC.

Section 2.2       Delivery of Domestic Securities. The Custodian shall release and deliver domestic securities owned by a Portfolio held by the Custodian, in a U.S. Securities System account of the Custodian, or in an account at the Underlying Transfer Agent only upon receipt of Proper Instructions on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

1)	Upon sale of such securities for the account of the Portfolio and receipt of payment therefor;

2)	Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Portfolio;

3)	In the case of a sale effected through a U.S. Securities System, in accordance with the provisions of Section 2.9 hereof;

4)	To the depository agent in connection with tender or other similar offers for securities of the Portfolio;

5)
To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

6)
To the issuer thereof, or its agent, for transfer into the name of the Portfolio or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to Section 2.8 or into the name or nominee name of any sub-custodian appointed pursuant to Section 1; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to the Custodian;

7)
Upon the sale of such securities for the account of the Portfolio, to the broker or its clearing agent against a receipt for examination in accordance with “street delivery” custom; provided that in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian's own negligence or willful misconduct;

8)
For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

9)
In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities, provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

10)
For delivery in connection with any loans of securities made by the Portfolio, but only against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Trust on behalf of the Portfolio, which may be in the form of cash or obligations issued by the United States government, its agencies or  instrumentalities, except that in connection with any loans for which collateral is to be credited to the Custodian's account in the book-entry system authorized by the U.S. Department of the Treasury, the Custodian will not be held liable or responsible for the delivery of securities owned by the Portfolio prior to the receipt of such collateral;

11)
For delivery as security in connection with any borrowing by the Trust on behalf of the Portfolio requiring a pledge of assets by the Trust on behalf of the Portfolio, but only against receipt of amounts borrowed;

12)
For delivery in accordance with the provisions of any agreement among the Trust on behalf of the Portfolio, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934 (the “Exchange Act”) and a member of the Financial Industry Regulatory Authority (“FINRA”), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Portfolio of the Trust;

13)
For delivery in accordance with the provisions of any agreement among the Trust on behalf of the Portfolio, the Custodian and a Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any contract market or any similar organization or organizations regarding account deposits in connection with transactions by the Portfolio of the Trust

14)
Upon the sale or other delivery of such investments (including, without limitation, to one or more (a) Special Sub-Custodians (as such term is defined in Section 2.16 hereof (each a “Special Sub-Custodian”) or (b) additional custodians appointed by the Portfolio, and communicated to the Custodian from time to time via a writing duly executed by an authorized officer of the Portfolio, for the purpose of engaging in repurchase agreement transactions(s), each a “Repo Custodian”), and prior to receipt of payment therefor, as set forth in Proper Instructions (such delivery in advance of payment, along with payment in advance of delivery made in accordance with Section 2.7(7), as applicable, shall each be referred to herein as a “Free Trade”), provided that such Proper Instructions shall set forth (a) the securities of the Portfolio to be delivered and (b) the person(s) to whom delivery of such securities shall be made;

15)
Upon receipt of instructions from the transfer agent for the Trust (the “Transfer Agent”) for delivery to such Transfer Agent or to the holders of Shares in connection with distributions in kind, as may be described from time to time in the currently effective prospectus and statement of additional information of the Trust related to the Portfolio (“the “Prospectus”) in satisfaction of requests by holders of Shares for repurchase or redemption;

16)
For delivery as initial or variation margin in connection with futures or options on futures contracts, forward contracts, swaps or other derivative transactions entered into by the Trust on behalf of the Portfolio;

17)	In the case of a sale processed through the Underlying Transfer Agent of Underlying Shares, in accordance with Section 2.15 hereof; and

18)
For any other purpose, but only upon receipt of Proper Instructions on behalf of the applicable Portfolio specifying the securities of the Portfolio to be delivered and naming the person or persons to whom delivery of such securities shall be made.

Section 2.3      Registration of Securities.  Domestic securities held by the Custodian (other than bearer securities) shall be registered  in the name of the Portfolio or in the name of any nominee of a Trust on behalf of the Portfolio or of any nominee of the Custodian which nominee shall be assigned exclusively to the Portfolio, unless the Trust has authorized in writing the appointment  of a nominee to be used in common with other registered investment companies having the same investment  adviser as the Portfolio; or in the name or nominee name of any agent appointed pursuant  to Section 2.8 or in the name or nominee name of any sub-custodian appointed pursuant to Section 1.  All securities accepted by the Custodian on behalf of the Portfolio under the terms of this Agreement shall be in “street name” or other good delivery form.  If, however, a Trust directs the Custodian to maintain securities in “street name”, the Custodian shall utilize its reasonable best efforts only to timely collect income due the Trust on such securities and to notify the Trust of relevant corporate actions including, without limitation, pendency of calls, maturities, tender or exchange offers.

Section 2.4       Bank Accounts.  The Custodian shall open and maintain a separate bank account or accounts in the United States in the name of each Portfolio, subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Portfolio, other than cash maintained by the Portfolio in a bank account established and used in accordance with Rule 17f-3 under the 1940 Act.  Each such account shall constitute a “deposit account” of which such Portfolio is the “customer,” as such terms are defined in the UCC.  Funds held by the Custodian for a Portfolio may be deposited by it to its credit as Custodian in the banking department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as a custodian under the 1940 Act and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall on behalf of each applicable Portfolio be approved by vote of a majority of the Board of Trustees.  Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

Section 2.5       Availability of Federal Funds. Upon mutual agreement between a Trust, on behalf of each applicable Portfolio, and the Custodian, the Custodian shall, upon the receipt of Proper Instructions from the Trust, make federal funds available to such Portfolio as of specific times agreed upon from time to time by the Trust and the Custodian in the amount of checks received in payment for Shares of such Portfolio which are deposited into the Portfolio’s account.

Section 2.6       Collection of Income. Subject to the provisions of Section 2.3, the Custodian shall collect on a timely basis all income and other payments with respect to registered domestic securities held hereunder to which each Portfolio shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to domestic bearer securities if, on the date of payment by the issuer, such securities are held by the Custodian or its agent thereof and shall credit such income, as collected; to such Portfolio's custodian account.  Any credit to a Portfolio in advance of receipt may be reversed when the Custodian determines that payment will not occur in due course and the Portfolio may be charged at the Custodian’s applicable rate for time credited as communicated to the applicable Trust.  Income due each Portfolio on securities loaned shall be the responsibility of the applicable Trust.  Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder.  The Custodian will have no duty or responsibility in connection therewith, other than to provide the applicable Trust with such information or data as may be necessary to assist the Trust in arranging for the timely delivery to the Custodian of the income to which the Portfolio is properly entitled.

Section 2.7          Payment of Trust Monies. Upon receipt of Proper Instructions on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out monies of a Portfolio in the following cases only:

1)
Upon the purchase of domestic securities, options, futures contracts, options on futures  contracts, forward  contracts, swaps or other derivative  transactions for the account of the Portfolio but only (a) against the delivery of such securities or evidence of title to such options, futures contracts, options on futures contracts,  forward  contracts, swaps or other derivative transactions   to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the 1940 Act to act as a custodian and has been designated by the Custodian as its agent for this purpose) registered in the name of the Portfolio or in the name of a nominee of the Custodian referred to in Section 2.3 hereof or in proper form for transfer; (b) in the case of a purchase effected through a U.S. Securities System in accordance with the conditions set forth in Section 2.9  hereof; (c) in the case of a purchase of Underlying Shares, in accordance with the conditions set forth in Section 2.15 hereof; (d)  in the case of repurchase agreements entered into between the applicable Trust on behalf  of the Portfolio and the Custodian, or another bank, or a broker-dealer which is a member of FINRA, (i) against delivery of the securities either in certificated  form or through an entry crediting the Custodian’s account at the Federal Reserve Bank with such securities, or (ii) against delivery of the receipt evidencing purchase by the Portfolio of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the Portfolio; or (e) for transfer to a time deposit account of the Trust in any bank, whether domestic or foreign; such transfer may be effected prior to receipt of a confirmation from a broker and/or the applicable bank pursuant to Proper Instructions from the Trust as defined herein

2)	In connection with conversion, exchange or surrender of securities owned by the Portfolio as set forth in Section 2.2 hereof;

3)	For the redemption or repurchase of Shares issued as set forth in Section 6 hereof;

4)
For the payment of any expense or liability incurred by the Portfolio, including but not limited to the following payments for the account of the Portfolio: interest, taxes, management, accounting, transfer agent and legal fees, and operating expenses of the Trust whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

5)	For the payment of any dividends on Shares declared pursuant to the governing documents of the Trust;

6)	For payment of the amount of dividends received in respect of securities sold short;

7)
Upon the purchase of domestic investments including, without limitation, repurchase agreement transactions involving delivery of Portfolio monies to Repo Custodian(s), and prior to receipt of such investments, as set forth in Proper Instructions (such payment in advance of delivery, along with delivery in advance of payment made in accordance with Section 2.2(14), as applicable, shall each be referred to herein as a “Free Trade”), provided that such Proper Instructions shall also set forth (a) the amount of such payment and (b) the person(s) to whom such payment is made; and

8)
For delivery as initial or variation margin in connection with futures contracts, options on futures contracts, forward contracts, swaps or other derivative transactions entered into by the Trust on behalf of the Portfolio; and

9)
For any other purpose, but only upon receipt of Proper Instructions on behalf of the applicable Portfolio specifying the amount of such payment and naming the person or persons to whom such payment is to be made.

Section 2.8         Appointment of Agents.  The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the 1940 Act to act as a custodian, as its agent to carry out such of the provisions of this Section 2 as the Custodian may from time to time direct; provided, however, that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder.

Section 2.9         Deposit of Trust Assets in U.S. Securities System.  The Custodian may deposit and/or maintain securities owned by a Portfolio in a U.S. Securities System in compliance with the conditions of Rule 17f-4 of the 1940 Act.

Section 2.10        Reserved.

Section 2.11       Segregated Account.  Custodian shall upon receipt of Proper Instructions from a Trust on behalf of each applicable Portfolio establish and maintain a segregated account or accounts for and on behalf of each such Portfolio, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to Section 2.9 hereof, (i) in accordance with the provisions of any agreement among the  Trust on behalf of the Portfolio, the Custodian and a broker-dealer registered under the Exchange Act and a member of FINRA (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Portfolio, (ii) for purposes of segregating cash or securities in connection with derivatives transactions entered into by a Portfolio, including, without limitation, options purchased, sold or written by a Portfolio or commodity futures contracts or options thereon purchased or sold by such Portfolio, (iii) for the purposes of compliance by a Portfolio with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the U.S. Securities and Exchange Commission (“SEC”) or SEC staff interpretation relating to the maintenance of segregated accounts by registered investment companies, (iv) if applicable, to facilitate repurchase offers by a Portfolio under Rule 23c-3 of the 1940 Act, and (v) for any other purpose upon receipt of Proper Instructions on behalf of the applicable Portfolio.

Section 2.12        Ownership Certificates for Tax Purposes.  The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to domestic securities of each Portfolio held by it and in connection with transfers of securities.

Section 2.13         Proxies. The Custodian shall, with respect to the domestic securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Portfolio or a nominee of the Portfolio, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Portfolio such proxies, all proxy soliciting materials and all notices relating to such securities.

Section 2.14          Communications Relating to Portfolio Securities.  Subject to the provisions of Section 2.3, the Custodian shall transmit promptly to the  applicable Trust for each Portfolio all written information, electronic or otherwise (including, without limitation, pendency of calls and maturities of domestic securities and expirations of rights in connection therewith and notices of exercise of call and put options written by the Trust on behalf of the Portfolio and the maturity of futures contracts purchased or sold by the Portfolio) received by the Custodian from issuers of the securities being held for the Portfolio.  With respect to tender or exchange offers, the Custodian shall transmit promptly to the Portfolio all written information, electronic or otherwise, received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or its agents) making the tender or exchange offer.  If the Portfolio desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Portfolio shall notify the Custodian at least three business days prior to the date on which the Custodian is to take such action.  The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with domestic securities or other property of the Portfolios at any time held by it unless (i) the Custodian is in actual possession of such domestic securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power.  The Custodian shall also transmit promptly to the applicable Trust for each applicable Portfolio all written information received by the Custodian regarding any class action or other collective litigation relating to Portfolio securities or other assets issued in the United States and then held, or previously held, during the relevant class-action period during the term of this Agreement by the Custodian for the account of the Trust for such Portfolio, including, but not limited to, opt-out notices and proof-of-claim forms.  Unless otherwise agreed by the parties, the Custodian does not support class-action participation by the Trust beyond such forwarding of written information received by the Custodian.  For avoidance of doubt, upon and after the effective date of any termination of this Agreement, with respect to a Trust or its Portfolio(s), as may be applicable, the Custodian shall have no responsibility to so transmit any information under this Section 2.14 to such Trust or its Portfolio(s).

Section 2.15          Deposit of Trust Assets with an Underlying Transfer Agent.  Underlying Shares beneficially owned by a Trust, on behalf of a Portfolio, shall be deposited and/or maintained in an account or accounts maintained with an Underlying Transfer Agent and the Custodian’s only responsibilities with respect thereto shall be limited to the following:

1)       Upon receipt of a confirmation or statement from an Underlying Transfer Agent that such Underlying Transfer Agent is holding or maintaining Underlying Shares in the name of the Custodian (or a nominee of the Custodian) for the benefit of a Portfolio, the Custodian shall identify by book-entry that such Underlying Shares are being held by it as custodian for the benefit of such Portfolio.

2)       In respect of the purchase of Underlying Shares for the account of a Portfolio, upon receipt of Proper Instructions, the Custodian shall pay out monies of such Portfolio as so directed, and record such payment from the account of such Portfolio on the Custodian’s books and records.

3)       In respect of the sale or redemption of Underlying Shares for the account of a Portfolio, upon receipt of Proper Instructions, the Custodian shall transfer such Underlying Shares as so directed, record such transfer from the account of such Portfolio on the Custodian’s books and records and, upon the Custodian’s receipt of the proceeds therefor, record such payment for the account of such Portfolio on the Custodian’s books and records.

Section 2.16            Special Sub-custodians.  Upon receipt of Proper Instructions, the Custodian shall, on behalf of one or more Portfolios, appoint one or more banks, trust companies or other entities designated in such Proper Instructions to act as a sub-custodian for the purposes of effecting such transaction(s) as may be designated by a Trust in Proper Instructions.  Each such designated sub-custodian is referred to herein as a “Special Sub-Custodian.” Each such duly appointed Special Sub-Custodian shall be listed on Schedule D hereto, as it may be amended from time to time by a Trust, with the acknowledgment of the Custodian.  In connection with the appointment of any Special Sub-Custodian, and in accordance with Proper Instructions, the Custodian shall enter into a sub-custodian agreement with the Trust and the Special Sub-Custodian in form and substance approved by such Trust, provided that such agreement shall in all events comply with the provisions of the 1940 Act and the rules and regulations thereunder and the terms and provisions of this Agreement.

Section 3.         Provisions Relating to Rules 17f-5 and 17f-7.

Section 3.1.      Definitions.  The following capitalized terms shall have the indicated meanings:

“Country Risk” means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country’s political environment, economic and financial infrastructure (including any Eligible Securities Depository operating in the country); prevailing or developing custody, and settlement practices; and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

“Eligible Foreign Custodian” has the meaning set forth in section (a)(1) of Rule 17f-5.

“Eligible Securities Depository” has the meaning set forth in section (b)(1) of Rule 17f-7.

“Foreign Assets” means any of the Portfolios’ investments (including foreign currencies) for which the primary market is outside the United States, and any cash and cash equivalents that are reasonably necessary to effect the Portfolios’ transactions in those investments.

“Foreign Sub-Custodian” means a foreign banking institution serving as an Eligible Foreign Custodian.

“Foreign Custody Manager” has the meaning set forth in section (a)(3) of Rule 17f-5.

“Foreign Securities System” means an Eligible Securities Depository listed on Schedule B hereto.

“Rule 17f-5” means Rule 17f-5 promulgated under the 1940 Act.

“Rule 17f-7” means Rule 17f-7 promulgated under the 1940 Act.

Section 3.2.       Delegation to the Custodian as Foreign Custody Manager. Each Trust, by resolution adopted by its Board of Trustees, hereby delegates to the Custodian with respect to the Portfolios, subject to Section (b) of Rule 17f-5, the responsibilities as Foreign Custody Manager set forth in this Section 3 with respect to Foreign Assets of the Portfolios held outside the United States, and the Custodian hereby accepts such delegation, as the Portfolios' Foreign Custody Manager.

Section 3.3.       Countries Covered.  The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A of this Agreement, which list of countries may be amended from time to time by any Trust with the agreement of the Custodian. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the assets of the Portfolios, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager.   The Foreign Custody Manager will provide amended versions of Schedule A in accordance with Section 3.7 hereof.

Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule A, and the fulfillment by the applicable Trust on behalf of the applicable Portfolio(s) of the applicable account opening requirements for the country, the Foreign Custody Manager shall be deemed to have been delegated by such Trust’s Board of Trustees on behalf of the Portfolio(s) responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation.  Execution of this Agreement by each Trust shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on Schedule A.  Following the  receipt of Proper Instructions directing the Foreign Custody Manager to close the account of a Portfolio with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the Custodian shall use commercially reasonable efforts to effect the closing of such account, and upon the closing of such account, the delegation by the Board of Trustees on behalf of such Portfolio to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager with respect to such Portfolio with respect to that country.

The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the applicable Trust. Thirty days (or such longer period as to which the parties agree in writing) after receipt of any such notice by the Trust, the Custodian shall have no further responsibility as Foreign Custody Manager to the Trust with respect to the country as to which the Custodian's acceptance of delegation is withdrawn.

Section 3.4.       Scope of Delegated Responsibilities.

(a)       Selection of Eligible Foreign Custodians.  Subject to the provisions of this Section 3, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time.

In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation, the factors specified in Rule 17f-5(c)(1).

(b)       Contracts With Eligible Foreign Custodians. The Foreign Custody Manager shall determine that the contract governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

(c)       Monitoring. In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish and maintain a system to monitor (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian pursuant to paragraph (c)(1) of Rule 17f-5 and (ii) the performance of the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian.  In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall reasonably promptly notify the relevant Board of Trustees in accordance with Section 3.7 hereunder.

Section 3.5.       Guidelines for the Exercise of Delegated Authority. For purposes of this Section 3, the relevant Board of Trustees shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of the Portfolios.

Section 3.6.       Standard of Care as Foreign Custody Manager of the Portfolios.  In performing the responsibilities delegated to it, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safe keeping of assets of management investment companies registered under the 1940 Act would exercise.

Section 3.7.       Reporting Requirements.  The Foreign Custody Manager shall report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board an amended Schedule A at the end of the calendar quarter in which an amendment to such Schedule has occurred.  The Foreign Custody Manager shall make written reports notifying the Board of any other material change in the foreign custody arrangements of the Portfolios described in this Section 3.7 after the occurrence of the material change.

Section 3.8.      Representation with respect to Rule 17F-5. The Foreign Custody Manager represents to each Trust that it is a U.S. Bank as defined in section (a)(7) of Rule 17f-5. Each Trust represents to the Custodian that its Board of Trustees has determined that it is reasonable for the Board of Trustees to rely on the Custodian to perform the responsibilities delegated pursuant to this Agreement to the Custodian as the Foreign Custody Manager of the Portfolios.

Section 3.9.       Effective Date and Termination of the Custodian as Foreign Custody Manager.  Each Board of Trustees' delegation to the Custodian as Foreign Custody Manager of the Portfolios shall be effective as of the date of execution of this Agreement and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective thirty (30) days after receipt by the non-terminating party of such notice. The provisions of Section 3.3 hereof shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Portfolios with respect to designated countries.

Section 3.10       Eligible Securities Depositories.

3.10.1    Analysis and Monitoring The Custodian shall (a) provide each Trust (or its duly-authorized investment manager or investment advisor (“Investment Advisor”)) with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories set forth on Schedule B hereto in accordance with section (a)(1)(i)(A) of Rule 17f-7, and (b) monitor such risks on a continuing basis, and promptly notify the Trust (or its Investment Advisor) of any material change in such risks, in accordance with section (a)(1)(i)(B) of Rule 17f-7. If the custody arrangements with an Eligible Securities Depository no longer meet the requirements of Rule 17f-7, the applicable Trust shall provide the Custodian with Proper Instructions to withdraw the Portfolio’s assets from such Eligible Securities Depository.  For the avoidance of doubt the Custodian shall have no obligation to withdraw assets from an Eligible Securities Depository other than upon receipt of such Proper Instructions from the Trust.

3.10.2     Standard of Care.  The Custodian agrees to exercise reasonable care, prudence and diligence in performing the duties set forth in Section 3.10.1.

Section 4.         Duties of the Custodian with Respect to Property of the Portfolios to be  Held Outside the United States.

Section 4.1        Holding Securities.  The Custodian shall identify on its books as belonging to the Portfolios the foreign securities held by each Eligible Foreign Custodian or Foreign Securities System.  The Custodian may hold foreign securities for all of its customers, including the Portfolios, with any Eligible Foreign Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to foreign securities of the Portfolios which are maintained in such account shall identify those securities as belonging to the Portfolios and (ii), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Eligible Foreign Custodian  be held separately from any assets of such Eligible Foreign Custodian or of other customers of such Eligible Foreign Custodian .

Section 4.2.       Foreign Securities Systems.  Foreign securities shall be maintained in a Foreign Securities System in a designated country only through arrangements implemented by the Eligible Foreign Custodian in such country pursuant to the terms of this Agreement.

Section 4.3.        Transactions of Foreign Custody Account.

4.3.1.    Delivery of Foreign Securities.  The Custodian or an Eligible Foreign Custodian shall release and deliver foreign securities or other financial assets of the Portfolios held by the Custodian or such Eligible Foreign Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

(i)
upon the sale of such foreign securities or other financial assets for the Portfolios in accordance with market practice generally accepted by institutional investors in the country where such foreign securities or other financial assets are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System in accordance with the rules governing the operation of the Foreign Securities System;

(ii)	in connection with any repurchase agreement related to foreign securities;

(iii)	to the depository agent in connection with tender or other similar offers for foreign securities of the Portfolios;

(iv)	to the issuer thereof or its agent when such foreign securities or other financial assets are called, redeemed, retired or otherwise become payable;

(v)
to the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Eligible Foreign Custodian or of any nominee of the Custodian or such Eligible Foreign Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

(vi)
to brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Eligible Foreign Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Foreign Sub-Custodian's own negligence or willful misconduct;

(vii)
for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities or other financial assets, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

(viii)
in the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

(ix)	for delivery as security in connection with any borrowing by the Portfolios requiring a pledge of assets by such Portfolios;

(x)	in connection with trading in options and futures contracts, forward contracts, swaps or other derivative transactions, including delivery as original margin and variation margin;

(xi)
upon the sale or other delivery of such foreign securities or other financial assets (including, without limitation, to one or more Special Sub-Custodians or Repo Custodians) as a Free Trade, provided that applicable Proper Instructions shall set forth (A) the foreign securities or other financial assets to be delivered and (B) the person or persons to whom delivery shall be made;

(xii)	in connection with the lending of foreign securities; and

(xiii)
for any other purpose, but only upon receipt of Proper Instructions specifying the foreign securities or other financial assets to be delivered and naming the person or persons to whom delivery shall be made.

4.3.2.     Payment of Portfolio Monies.  Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian or an Eligible Foreign Custodian shall pay out, or direct the respective Eligible Foreign Custodian or the respective Foreign Securities System to pay out, monies of a Portfolio in the following cases only:

(i)
upon the purchase of foreign securities for the Portfolio, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

(ii)	in connection with the conversion, exchange or surrender of foreign securities of the Portfolio;

(iii)
for the payment of any expense or liability of the Portfolio, including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Agreement, legal fees, accounting fees, and other operating expenses;

(iv)	for the purchase or sale of foreign exchange or foreign exchange contracts for the Portfolio, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

(v)	in connection with trading in options and futures contracts, forward contracts, swaps or other derivative transactions, including delivery as original margin and variation margin;

(vi)	for payment of part or all of the dividends received in respect of securities sold short;

(vii)
upon the purchase of foreign investments including, without limitation, repurchase agreement transactions involving delivery of Portfolio monies to Repo Custodian(s), as a Free Trade, provided that applicable Proper Instructions shall set forth (a) the amount of such payment and (b) the person or persons to whom payment shall be made;

(viii)	in connection with the borrowing or lending of foreign securities; and

(ix)	for any other purpose, but only upon receipt of Proper Instructions specifying the amount of such payment and naming the person or persons to whom such payment is to be made.

4.3.3    Market Conditions; Market Information. Notwithstanding any provision of this Agreement to the contrary, settlement and payment for Foreign Assets received for the account of the Portfolios and delivery of Foreign Assets maintained for the account of the Portfolios may be effected in accordance with the customary established securities trading or processing practices and procedures generally accepted by institutional investors in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

The Custodian will provide each Trust the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian, including without limitation information relating to Foreign Securities Systems, described on Schedule C hereto at the time or times set forth on such Schedule.  The Custodian may revise Schedule C from time to time, provided that no such revision shall result in the Trust being provided with substantively less information than had been previously provided hereunder.

Section 4.5       Registration of Foreign Securities. The foreign securities maintained in the custody of a Eligible Foreign Custodian (other than bearer securities) shall be registered in the name of the applicable Portfolio or in the name of the Custodian or in the name of the Eligible Foreign Custodian or in the name of any nominee of the foregoing, and the applicable Trust on behalf of such Portfolio agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities, except for such liability resulting from the nominee’s negligence or willful misconduct..  The Custodian or a Eligible Foreign Custodian shall not be obligated to accept securities on behalf of a Portfolio under the terms of this Agreement unless the form of such securities and the manner in which they are delivered are in accordance with reasonable and customary market practice.

Section 4.6       Bank Accounts.  The Custodian shall identify on its books as belonging to the applicable Portfolio cash (including cash denominated in foreign currencies) deposited with the Custodian.  Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts shall be opened and maintained outside the United States on behalf of a Portfolio with a Eligible Foreign Custodian and shall be subject only to draft or order by the Custodian or, if applicable, such Foreign Sub-Custodian, acting pursuant to the terms of this Agreement to hold cash received by or from or for the account of the Portfolio.  Cash maintained on the books of the Custodian (including its branches, subsidiaries and affiliates), regardless of currency denomination, is maintained in bank accounts established under, and subject to the laws of, The Commonwealth of Massachusetts.

Section 4.7      Collection of Income. The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Portfolios shall be entitled and shall credit such income, as collected, to the applicable Portfolio. In the event that extraordinary measures are required to collect such income, the applicable Trust and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures. The Custodian shall credit income to the applicable Portfolio as such income is received or in accordance with Custodian’s then current payable date income schedule. Any credit to a Portfolio in advance of receipt may be reversed when the Custodian determines that payment will not occur in due course and the Portfolio may be charged at the Custodian’s applicable rate for time credited as communicated to the Trust.  Income on securities loaned other than from the Custodian’s securities lending program shall be credited as received.

Section 4.8         Shareholder Rights. With respect to the foreign securities held pursuant to this Agreement, the Custodian will use its reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued.  Each Trust acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of such Trust to exercise shareholder rights.

Section 4.9           Communications Relating to Foreign Securities. The Custodian shall transmit promptly to the applicable Trust written information, electronic or otherwise (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith) received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Portfolios.  With respect to tender or exchange offers, the Custodian shall transmit promptly to the applicable Trust written information, electronic or otherwise, so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Portfolios at any time held by it unless (i) the Custodian or the respective Eligible Foreign Custodian is in actual possession of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least three (3) business days prior to the date on which the Custodian is to take such action to exercise such right or power. The Custodian shall also transmit promptly to the applicable Trust all written information received by the Custodian via the Eligible Foreign Custodians from issuers of the foreign securities being held for the account of the Portfolios regarding any class action or other collective litigation relating to Portfolio foreign securities or other assets issued outside the United States and then held, or previously held, during the relevant class-action period during the term of this Agreement by the Custodian via an Eligible Foreign Custodian for the account of the Trust for such Portfolio, including, but not limited to, opt-out notices and proof-of-claim forms.  Unless otherwise agreed by the parties, the Custodian does not support class-action participation by a Trust beyond such forwarding of written information received by the Custodian.  For avoidance of doubt, upon and after the effective date of any termination of this Agreement, with respect to a Trust or its Portfolio(s), as may be applicable, the Custodian shall have no responsibility to so transmit any information under this Section 4.9 to such Trust or its Portfolio(s).

Section 4.10          Contracts With Eligible Foreign Custodians.  Each contract pursuant to which the Custodian employs an Eligible Foreign Custodian shall meet the requirements of Rule 17f-5 and, to the extent possible, require the Eligible Foreign Custodian to exercise reasonable care in the performance of its duties and to indemnify and hold harmless the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Eligible Foreign Custodian’s performance of such obligations.  At a Trust’s election, a Portfolio shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against an Eligible Foreign Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that such Portfolio has not been made whole for any such loss, damage, cost, expense, liability or claim.

Section 4A.       Tax Services

Section 4A.1     Information.  Each Trust will provide documentary evidence of its tax domicile, organizational specifics and other documentation and information as may be required by the Custodian from time to time for tax purposes, including, without limitation, information relating to any special ruling or treatment to which the Trust may be entitled that is not applicable to the general nationality and category of person to which the Trust belongs under general laws and treaty obligations and documentation and information required in relation to countries where the Trust engages or  proposes to engage in investment activity or where Portfolio assets are or will be held.  The provision of such documentation and information shall be deemed to be a Proper Instruction, upon which the Custodian shall be entitled to rely and act.  In giving such documentation and information, each Trust represents and warrants that it is true and correct in all material respects and that it will promptly provide the Custodian with all necessary corrections or updates upon becoming aware of any changes or inaccuracies in the documentation or information supplied.  Subject to compliance by the Trust(s) with its (their) obligations under this Section 4A.1, the Custodian shall provide to the Trust(s) such information actually received by the Custodian that could, in the Custodian’s reasonable belief and sole discretion, assist the Trust(s) in their submission of any reports or returns with respect to taxes.

Section 4A.2     Tax Responsibility.  Each Trust shall be liable for all taxes (including Taxes, as defined below) relating to its investment activity, including with respect to any cash or securities held by the Custodian on behalf of the Trust or any transactions related thereto.  Subject to compliance by the Trust with its obligations under Section 4A.1, the Custodian shall withhold (or cause to be withheld) the amount of any Tax which is required to be withheld under applicable law in connection with the collection on behalf of the Trust pursuant to this Agreement of any dividend, interest income or other distribution with respect to any security and the proceeds or income from the sale or other transfer of any security held by the Custodian.  If any Taxes become payable with respect to any prior payment made to the Trust by the Custodian or otherwise, the Custodian may apply any credit balance in the Trust’s deposit account to the extent necessary to satisfy such Tax obligation.  Each Trust shall remain liable for any tax deficiency.  The Custodian is not liable for any tax obligations relating to the Portfolio or the Trust, other than those Tax services as set out specifically in this Section 4A.  Each Trust agrees that the Custodian is not, and shall not be deemed to be, providing tax advice or tax counsel.  The capitalized terms “Tax” or “Taxes” means any withholding or capital gains tax, stamp duty, levy, impost, charge, assessment, deduction or related liability, including any addition to tax, penalty or interest imposed on or in respect of (i) cash or securities, (ii) the transactions effected under this Agreement, or (iii) a Trust.

Section 7.3        Tax Relief.  The Custodian will provide tax relief services in relation to designated markets as may be specified from time to time in the Client Publications.  Subject to the preceding sentence and compliance by the Trust with its obligations under Section 4A.1, the Custodian will apply for a claim for exemption, reduction of withholding tax and refund of any tax paid or tax credits which apply in each applicable market in respect of income payments on securities for the benefit of the Trust.  Unless otherwise informed by the Trust, the Custodian shall be entitled to apply categorical treatment of the Trust according to its nationality, particulars of its organization and other relevant details supplied by the Trust.

Section 5.         Foreign Exchange

Section 5.1       Generally.  Upon receipt of Proper Instructions, which for purposes of this section may also include security trade advices, the Custodian shall facilitate the processing and settlement of foreign exchange transactions.  Such foreign exchange transactions do not constitute part of the services provided by the Custodian under this Agreement.

Section 5.2       Trust Elections.  Each Trust (or its Investment Advisor acting on its behalf) on behalf of its Portfolio(s) may elect to enter into and execute foreign exchange transactions with third parties that are not affiliated with the Custodian, with State Street Global Markets, which is the foreign exchange division of State Street Bank and Trust Company and its affiliated companies (“SSGM”), or with a sub-custodian.  Where the Trust or its Investment Advisor gives Proper Instructions for the execution of a foreign exchange transaction using an indirect foreign exchange service described in the Client Publications, the Trust (or its Investment Advisor) on behalf of its Portfolio(s) instructs the Custodian, on behalf of the Trust, to direct the execution of such foreign exchange transaction to SSGM or, when the relevant currency is not traded by SSGM, to the applicable sub-custodian.  The Custodian shall not have any agency (except as contemplated in preceding sentence), trust or fiduciary obligation to the Trust, its Investment Advisor or any other person in connection with the execution of any foreign exchange transaction.  The Custodian shall have no responsibility under this Agreement for the selection of the counterparty to, or the method of execution of, any foreign exchange transaction entered into by the Trust (or its Investment Advisor acting on its behalf) or the reasonableness of the execution rate on any such transaction.

Section 5.3         Trust Acknowledgement  Each Trust, on behalf of its Portfolio(s), acknowledges that in connection with all foreign exchange transactions entered into by the Trust (or its Investment Advisor acting on its behalf), on behalf of its Portfolio(s), with SSGM or any sub-custodian, SSGM and each such sub-custodian:

(i)       shall be acting in a principal capacity and not as broker, agent or fiduciary to the Trust or its Investment Advisor;

(ii)      shall seek to profit from such foreign exchange transactions, and are entitled to retain and not disclose any such profit to the Trust or its Investment Advisor; and

(iii)     shall enter into such foreign exchange transactions pursuant to the terms and conditions, including pricing or pricing methodology, (a) agreed with the Trust or its Investment Advisor from time to time or (b) in the case of an indirect foreign exchange service, (i) as established by SSGM and set forth in the Client Publications with respect to the particular foreign exchange execution services selected by the Trust or the Investment Advisor or (ii) as established by the sub-custodian from time to time.

Section 5.4          Transactions by State Street.  The Custodian or its affiliates, including SSGM, may trade based upon information that is not available to a Trust (or its Investment Advisor acting on its behalf), and may enter into transactions for its own account or the account of clients in the same or opposite direction to the transactions entered into with the Trust (or its Investment Manager), on behalf of its Portfolio(s), and shall have no obligation, under this Agreement, to share such information with or consider the interests of their respective counterparties, including, where applicable, the Trust or the Investment Advisor.

As used in this Section 5, “Client Publications” means the general client publications of State Street Bank and Trust Company available from time to time to clients and their investment managers.

Section 6A.       Contractual Settlement Services (Purchase/Sales).

Section 6A.1.      General.  The Custodian shall, in accordance with the terms set out in this Section 6A, debit or credit the appropriate account of each Portfolio on a contractual settlement basis in connection with the purchase of securities or other financial assets for the Portfolio, the receipt of income or dividends on or the proceeds of the sale or redemption of securities or other financial assets.

Section 6A.2.      Provision of Services.  The services described in Section 6A.1 (the “Contractual Settlement Services”) shall be provided for the securities and other financial assets and in such markets as the Custodian may advise from time to time. The Custodian may terminate or suspend any part of the provision of the Contractual Settlement Services at its sole discretion immediately upon notice to the applicable Trust on behalf of each Portfolio, including, without limitation, in the event of force majeure events affecting settlement, any disorder in markets, or other changed external business circumstances affecting the markets or the Trust.

Section 6A.3.      Purchase Consideration.    The consideration payable in connection with a purchase transaction shall be debited from the appropriate deposit account of the Portfolio as of the time and date that funds would ordinarily be required to settle the transaction in the applicable market.  The Custodian shall promptly recredit the amount at the time that the Portfolio or the Trust notifies the Custodian by Proper Instruction that the transaction has been canceled.

Section 6A.4.       Sales and Redemptions.  A provisional credit of an amount equal to the net sale price for a sale or redemption of securities or other financial assets shall be made to the account of the Portfolio as if the amount had been received as of the close of business on the date on which good funds would ordinarily be immediately available in the applicable market.  The provisional credit will be made conditional upon the Custodian having received Proper Instructions with respect to, or reasonable notice of, the transaction, as applicable; and the Custodian or its agent having possession of the securities of other financial assets (excluding financial assets subject to any third party lending arrangement entered into by a Portfolio) associated with the transaction in good deliverable form and not being aware of any facts which would lead the Custodian or its agent to believe that the transaction will not settle in the time period ordinarily applicable to such transactions in the applicable market.

Section 6A.5.      Reversals of Provisional Credits or Debits.  The Custodian shall have the right to reverse any provisional credit or debit given in connection with the Contractual Settlement Services at any time when the Custodian believes, in its reasonable judgment, that such transaction will not settle in accordance with its terms or amounts due pursuant thereto, will not be collectable or where the Custodian has not been provided Proper Instructions with respect thereto, as applicable.  The Custodian shall endeavor to notify the applicable Trust prior to any such reversal to the extent reasonably practicable.  The Portfolio shall be responsible for any costs or liabilities resulting from such reversal, in an amount as agreed by the parties.  Upon such reversal, a sum equal to the credited or debited amount shall become immediately payable by the Portfolio to the Custodian and may be debited from any deposit or other account held for benefit of the Portfolio.

Section 6.       Payments for Sales or Repurchases or Redemption of Shares.

The Custodian shall receive from the distributor for the Shares or from the Transfer Agent and deposit into the account of the appropriate Portfolio such payments as are received for Shares thereof issued or sold from time to time by a Trust. The Custodian will provide timely notification to the Trust on behalf of each such Portfolio and the Transfer Agent of any receipt by it of payments for Shares of such Portfolio.

From such funds as may be available for the purpose but subject to the limitations of a Trust's Declaration of Trust and any applicable votes of the Board of Trustees pursuant thereto, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of Shares who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares. In connection with the redemption or repurchase of Shares, the Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming shareholders.  In connection with the redemption or repurchase of Shares, the Custodian shall honor checks drawn on the Custodian by a holder of Shares, which checks have been furnished by the Trust to the holder of Shares, when presented to the Custodian in accordance with such procedures and controls as are mutually agreed upon from time to time between the Trust and the Custodian.

Section 7.        Proper Instructions

Section 7. 1    Form and Security Procedures.  Proper Instructions may be in writing signed by the authorized individual or individuals or may be in a tested communication or in a communication utilizing access codes effected between electro-mechanical or electronic devices or may be by such other means and utilizing such intermediary systems and utilities as may be agreed to from time to time by the Custodian and the individual or organization giving the instruction, provided that the Trust has followed any security procedures agreed to from time to time by the applicable Trust and the Custodian, including, but not limited to, the security procedures selected by the Trust via the form of Funds Transfer Addendum hereto, the terms of which are part of this Agreement.  Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved.  The Trust shall cause all oral instructions to be confirmed in writing, but the Trust’s failure to do so shall not affect the Custodian’s authority to rely on the oral instructions.  Proper Instructions shall include instructions received by the Custodian pursuant to any three-party agreement which requires a segregated asset account in accordance with Section 2.11.

Section 7.2      Reliance on Officer’s Certificate.  Concurrently with the execution of this Agreement, and from time to time thereafter, as appropriate, each Trust shall deliver to the Custodian an officer’s certificate setting forth the names, titles, signatures and scope of authority of all individuals authorized to give Proper Instructions or any other notice, request, direction, instruction, certificate or instrument on behalf of the Trust.  The certificate may be accepted and conclusively relied upon by the Custodian and shall be considered to be in full force and effect until receipt by the Custodian of a similar certificate to the contrary and the Custodian has had a reasonable time to act thereon.

Section 8.        Actions Permitted Without Express Authority

The Custodian may in its discretion, without express authority from a Trust on behalf of each applicable Portfolio:

1)        make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Agreement, provided that all such payments shall be accounted for to the Trust on behalf of the Portfolio;

2)         surrender securities in temporary form for securities in definitive form;

3)         endorse for collection, in the name of the Portfolio, checks, drafts and other negotiable instruments; and

4)         in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Portfolio except as otherwise directed by the applicable Board of Trustees.

Section 9.         Evidence of Authority

The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper reasonably believed by it to be genuine and to have been properly executed by or on behalf of the applicable Trust.  The Custodian may receive and accept a  copy of a resolution certified by an officer of the Trust (“Certified Resolution”) as conclusive evidence (a) of the authority of any person to act in accordance with such resolution or (b) of any determination or of any action by the Board of Trustees pursuant to a Trust's Declaration of Trust as described in such resolution, and such resolution may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

Section 10.      Duties of Custodian with respect to the Books of Account and Calculation of Net Asset Value and Net Income

The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by a Board of Trustees to keep the books of account of each Portfolio and/or compute the net asset value per Share of the outstanding Shares or, if directed in writing to do so by the applicable Trust on behalf of a Portfolio, shall itself keep such books of account and/or compute such net asset value per Share. If so directed, the Custodian shall also calculate daily the net income of the Portfolio as described in the currently effective Prospectus related to such Portfolio and shall advise each applicable Trust and the Transfer Agent daily of the total amounts of such net income and, if instructed in writing by an officer of such Trust to do so, shall advise the Transfer Agent periodically of the division of such net income among its various components.  Each Trust acknowledges and agrees that, with respect to investments maintained with the Underlying Transfer Agent, the Underlying Transfer Agent is the sole source of information on the number of Underlying Shares of a fund held by it on behalf of a Portfolio and that the Custodian has the right to rely on holdings information furnished by the Underlying Transfer Agent to the Custodian in performing its duties under this Agreement, including without limitation, the duties set forth in this Section 10 and in Section 11 hereof; provided, however, that the Custodian shall be obligated to reconcile information as to purchases and sales of Underlying Shares contained in trade instructions and confirmations received by the Custodian and to report promptly any discrepancies to the Underlying Transfer Agent.  The calculations of the net asset value per Share and the daily income of each Portfolio shall be made at the time or times described from time to time in the Prospectus related to such Portfolio.

Section 11.      Records

The Custodian shall with respect to each Portfolio create and maintain all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of each Trust under the 1940 Act, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder ,.  All such records shall be the property of the Trust and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Trust and employees and agents of the SEC. The Custodian shall, at a Trust's request, supply the Trust with a tabulation of securities and other assets owned by each Portfolio and held by the Custodian and shall, when requested to do so by the Trust and for such compensation as shall be agreed upon between the Trust and the Custodian, include certificate numbers in such tabulations.

Section 12.      Opinion of Trust’s Independent Accountant

The Custodian shall take all reasonable action, as a Trust on behalf of each applicable Portfolio may from time to time request, to obtain from year to year favorable opinions from the Trust's independent accountants with respect to its activities hereunder in connection with the preparation of the Trust's Form N-1A or N-2, as applicable, and other periodic reports to the SEC and with respect to any other requirements thereof.

Section 13.      Reports to Trust by Independent Public Accountants

The Custodian shall provide each Trust, on behalf of each of its Portfolios at such times as the Trust may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a U.S. Securities System or a Foreign Securities System (collectively referred to herein as the “Securities Systems”), relating to the services provided by the Custodian under this Agreement; such reports, shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Trust to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.

Section 14.      Compensation of Custodian

The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon from time to time between each Trust on behalf of each applicable Portfolio and the Custodian.

Section 15.      Responsibility of Custodian

So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Agreement and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties, including any futures commission merchant acting pursuant to the terms of a three-party futures or options agreement.  The Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Agreement, and shall be kept indemnified by and shall be without liability to any Trust for any action taken or omitted by it in good faith without negligence or willful misconduct.  It shall be entitled to rely on and may act upon advice of counsel (who may be counsel for a Trust) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice.  The Custodian shall in no event be liable for (a) the insolvency of any Eligible Foreign Custodian; provided, however, that the foregoing exculpation of the Custodian with respect to the insolvency of a particular Eligible Foreign Custodian shall not be applicable if the Custodian fails to comply with its obligations under this Agreement or as a Foreign Custody Manager pursuant to Rule 17f-5 with respect to such Eligible Foreign Custodian, (b) the insolvency of any depositary bank maintaining in a deposit account cash denominated in any currency other than an “on book” currency, or (c) any loss, cost or expense incurred or sustained by a Trust or Portfolio resulting from or caused by Country Risk.  For the avoidance of doubt, if the Custodian has met its standard of care hereunder and has fulfilled its obligations as a Foreign Custody Manager pursuant to Rule 17f-5 with respect to an Eligible Foreign Custodian, then the Custodian shall be without liability for any loss, damage or expense caused by or resulting from the insolvency of such Eligible Foreign Custodian.

Except as may arise from the Custodian's own negligence or willful misconduct, the Custodian shall be without liability to any Trust for any loss, liability, claim or expense resulting from or caused by: (i) events or circumstances beyond the reasonable control of the Custodian, including, without limitation, the interruption, suspension or restriction of trading on or the closure of any securities market, power or other mechanical or technological failures or interruptions, computer viruses or communications disruptions, work stoppages, natural disasters, acts of war, revolution, riots or terrorism or other similar force majeure events or acts; (ii) errors by the Trust or the Investment Advisor in their instructions to the Custodian provided such instructions were provided  in accordance with this Agreement; (iii) the insolvency of or acts or omissions by a Securities System or Underlying Transfer Agent, (iv) the insolvency of or any act or omission of a Special Sub-Custodian including, without limitation, reasonable reliance on reports prepared by a Special Sub-Custodian; (v) the insolvency of a domestic sub-custodian appointed pursuant to Section 1 or the acts or omissions of such domestic sub-custodian (except to the extent such domestic sub-custodian is liable to the Custodian as set forth in Section 1); (vi) any delay or failure of any broker, agent or intermediary, central bank or other commercially prevalent payment or clearing system to deliver to the Custodian's sub-custodian or agent securities or other financial assets purchased or in the remittance or payment made in connection with securities or other financial assets sold; (vii) any delay or failure of any company, corporation, or other body in charge of registering or transferring securities or other financial assets in the name of the Custodian, a Trust, the Custodian's sub-custodians, nominees or agents or any consequential losses arising out of such delay or failure to transfer such securities including non-receipt of bonus, dividends and rights and other accretions or benefits; (viii) delays or inability to perform its duties due to any disorder in market infrastructure with respect to any particular security or Securities System; and (ix) any provision of any present or future law or regulation or order of the United States of America, or any state thereof, or any other country, or political subdivision thereof or of any court of competent jurisdiction.

The Custodian shall be liable for the acts or omissions of an Eligible Foreign Custodian to the same extent as if the action or omission were performed by the Custodian itself, taking into account the facts and circumstances and the established local market practices and laws prevailing in the particular jurisdiction in which the Trust elects to invest.

If a Trust on behalf of a Portfolio requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Trust or the Portfolio being liable for the payment of money or incurring liability of some other form, such Trust on behalf of the Portfolio, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.

If a Trust requires the Custodian, its affiliates, subsidiaries or agents, to advance cash or securities for any purpose (including but not limited to securities settlements, foreign exchange contracts and assumed settlement) or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominee’s own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the applicable Portfolio shall be security therefor and should the Trust fail to repay the Custodian promptly, the Custodian shall have the rights and remedies of a secured party under the Uniform Commercial Code of the Commonwealth of Massachusetts.

In no event shall either party be liable for indirect, special or consequential damages.

Section 16.      Mitigation by Custodian

Upon the occurrence of any event connected with the Custodian under this Agreement which causes or may cause any loss, damage or expense to a Trust or any Portfolio, the Custodian shall, exercise reasonable efforts to cause any Eligible Foreign Custodian to, use reasonable efforts under the circumstances to mitigate the effect of such event and to avoid continuing harm to the Trust and the Portfolios.

Section 17.       Notification of Litigation: Right to Proceed

In any case in which a Trust may be asked to indemnify or hold the Custodian harmless, the Trust shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the Custodian will use all reasonable care to identify and notify the Trust promptly concerning any situation which presents or appears likely to present the probability of such claim for indemnification against the Trust; provided, however, that the failure to so advise, identify or notify the Trust shall not in any way limit the Trust's liability for indemnification under  this Agreement with respect to any such claim to the extent that the defense thereof is not materially prejudiced by such failure.  If the Trust acknowledges in writing that the Custodian is entitled to indemnification, the Trust shall have the option to defend the Custodian against any claim which may be the subject of this indemnification, and in the event that the Trust so elects, it will so notify the Custodian, and thereupon the Trust shall take over complete defense of the claim.  In the event the Trust elects to assume the control of the defense of the claim, the Custodian may participate in such proceeding and retain additional counsel but shall bear all fees and expenses of such retention of such counsel, unless (i) the Trust shall have specifically authorized the retention of such counsel, or (ii) if the Trust and the Custodian agree that the retention of such counsel is required as a result of a conflict of interest. In the event the Trust assumes control of any proceeding, the Trust shall keep the Custodian notified of the progress of such proceeding and, upon request, consult with the Custodian and counsel.  The Trust will, upon request by the Custodian, either pay in the first instance or reimburse the Custodian for any expenses subject to indemnity hereunder.  The Trust shall not settle or compromise any proceeding without the prior written consent of the Custodian unless (i) such settlement or compromise involves no admission of guilt, wrongdoing, or misconduct by the Custodian, (ii) such settlement or compromise does not impose any obligations or restrictions on the Custodian other than obligations to pay money that are subject to indemnity under this Agreement, and (iii) the Trust shall have paid, or made arrangements satisfactory to the Custodian for payment of amounts payable by the Custodian in connection with such settlement.  The Custodian shall in no case confess any claim or make any compromise in any case in which the Trust will be asked to indemnify the Custodian except with the Trust's prior written consent.

Section 18.       Effective Period Termination and Amendment

This Agreement shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than one hundred twenty days (120) days in the case of termination by the Custodian or sixty (60) days after the date of such delivery or mailing in the case of termination by a Trust; provided, however, that a Trust shall not amend or terminate this Agreement in contravention of any applicable federal or state regulations, or any provision of the Trust's Declaration of Trust, and further provided, that the Trust on behalf of one or more of the Portfolios may at any time by action of its Board of Trustees (i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Agreement in the event of the appointment of a conservator or receiver for the Custodian by the Comptroller of the Currency or upon the happening  of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

Upon termination of the Agreement, with respect to any Trust or Portfolio, the applicable Trust on behalf of each applicable Portfolio shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its reasonable costs, expenses and disbursements.  Termination of this Agreement with respect to any one particular Trust or Portfolio shall in no way affect the rights and duties under this Agreement with respect to any other Trust or Portfolio.

Section 19.        Successor Custodian

If a successor custodian for a Trust, of one or more of the Portfolios shall be appointed by the applicable Board of Trustees, the Custodian shall, upon termination, and receipt of Proper Instructions deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities of each applicable Portfolio then held by it hereunder and shall transfer to an account of the successor custodian all of the securities of each such Portfolio held in a Securities System or at an Underlying Transfer Agent.

If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of Proper Instructions, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance with such resolution.

In the event that Proper Instructions  designating a successor custodian or Certified Resolution are not delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a “bank” as defined in the 1940 Act doing business in Boston, Massachusetts, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities, funds and other properties held by the Custodian on behalf of each applicable Portfolio and all instruments held by the Custodian relative thereto and all other property held by it under this Agreement on behalf of each applicable Portfolio and to transfer to an account of such successor custodian all of the securities of each such Portfolio held in any Securities System or Underlying Transfer Agent. Thereafter, such bank or trust company shall be the successor of the Custodian under this Agreement.

In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of a Trust to provide Proper Instructions  to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Agreement relating to the duties and obligations of the Custodian shall remain in full force and effect.·

Section 20.      Remote Access Services Addendum.  The Custodian and each Trust agree to be bound by the terms of the Remote Access Services Addendum hereto.

Section 21.      Reserved.

Section 22.      General.

Section 22.1      Interpretive and Additional Provisions.  In connection with the operation of this Agreement, the Custodian and each Trust on behalf of each of its Portfolios, may from time to time agree on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement.  Any such interpretive or additional provisions shall be in a writing signed by the parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of any Trust's Declaration of Trust. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

SECTION 22.2.     Additional Trusts and Portfolios.

SECTION 22.2.1   Additional Trusts. If any management investment company in addition to those listed on Appendix A desires the Custodian to render services as custodian under the terms of this Agreement, such management investment company shall so notify the Custodian in writing.  If the Custodian agrees in writing to provide the services, the management investment company shall become a Trust hereunder and be bound by all terms and conditions and provisions hereof.

Section 22.2.2      Additional Portfolios.  In the event that (i) a Trust establishes one or more series of Shares or one or more wholly-owned subsidiaries of the Trust, or (ii) a Trust, on behalf of one of its series of Shares, establishes one or more wholly-owned subsidiaries of such series, with respect to which the Trust desires to have the Custodian render services as custodian pursuant to the terms hereof, the Trust shall so notify the Custodian in writing, and if the Custodian agrees in writing to provide such services, such series of Shares, wholly-owned subsidiary of the Trust, or wholly-owned subsidiary of the series of Shares, shall become a Portfolio hereunder and Appendix A hereto shall be revised to so reflect.

Section 22.3     Separate Agreement; Separate Liability. Although the parties have executed this Agreement in the form of a Master Custodian Agreement for administrative convenience, this Agreement shall create a separate agreement for each management investment company identified on Schedule A hereto and for each Portfolio designated on Schedule A, as though each Trust had separately executed an identical custodian agreement for itself and for each of its Portfolios. No responsibilities of any Trust or Portfolio shall be attributed to any other Trust or Portfolio.  Notwithstanding any other provision of this Agreement, the parties agree that the assets and liabilities of each Trust or Portfolio are separate and distinct from the assets and liabilities of each other Trust or Portfolio and that no Trust or Portfolio shall be liable or shall be charged for any debt, obligation or liability of any other Trust or Portfolio, whether arising under the Agreement or otherwise.

Section 22.4.     Governing Law.  Any and all matters in dispute between the parties hereto, whether arising from or relating to this Agreement, shall be governed by and construed in accordance with laws of the Commonwealth of Massachusetts, without giving effect to any conflict of laws rules.  Likewise, the law applicable to all issues in Article 2(1) of the Hague Convention on the Law Applicable to Certain Rights in respect of Securities Held with an Intermediary is the law in force in the Commonwealth of Massachusetts.

Section 22.5.     Recourse Against Shareholders, Officers and Trustees.  This Agreement is executed by the officers of each Trust in their capacity as such and not individually.  Any responsibility or liability of a Trust (or a particular Portfolio) under any provision of this Agreement shall be satisfied solely from the assets of the particular Trust or the particular Portfolio, tangible or intangible, realized or unrealized, and in no event shall the Custodian, a sub- custodian or agent have any recourse against the shareholders; officers or Trustees of any one Trust under this Agreement or against any one Portfolio for the obligations of any other Trust or Portfolio.  The execution and delivery of this Agreement have been authorized by the applicable Board of Trustees, and this Agreement has been executed and delivered by an authorized officer of each Trust acting as such; neither such authorization by the Trustees nor execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on them personally, but shall only bind the assets and property of the Trust.

Section 22.6.    Confidentiality. All information provided under this Agreement by a party (the “Disclosing Party”) to the other party (the “Receiving Party”) regarding the Disclosing Party’s business and operations shall be treated as confidential.  Subject to Section 22.7 below, all confidential information provided under this Agreement by Disclosing Party shall be used, including disclosure to third parties, by the Receiving Party, or its agents or service providers, solely for the purpose of performing or receiving the services and discharging the Receiving Party’s other obligations under the Agreement or managing the business of the Receiving Party and its affiliates, including financial and operational management and reporting, risk management, legal and regulatory compliance and client service management and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party.  The foregoing shall not be applicable to any information (a) that is publicly available when provided or thereafter becomes publicly available, other than through a breach of this Agreement, (b) that is independently derived by the Receiving Party without the use of any information provided by the Disclosing Party in connection with this Agreement, (c) that is disclosed to comply with any legal or regulatory proceeding, investigation, audit, examination, subpoena, civil investigative demand or other similar process, (d) that is disclosed as required by operation of law or regulation or as required to comply with the requirements of any market infrastructure that the Disclosing Party or its agents direct the Custodian or its affiliates to employ (or which is required in connection with the holding or settlement of instruments included in the assets subject to this Agreement), or (e) where the party seeking to disclose has received the prior written consent of the party providing the information, which consent shall not be unreasonably withheld.  With respect to any disclosure by the Custodian pursuant to (c) above, the Custodian shall make reasonable efforts to provide the Trust with reasonable notice prior to any such disclosure unless prohibited from doing so by law, rule, regulation or regulatory authority.

Section 22.7.     Use of Data

(a)      In connection with the provision of the services and the discharge of its other obligations under this Agreement, the Custodian (which term for purposes of this Section 22.7 includes each of its parent company, branches and affiliates (“Affiliates”)) may collect and store information regarding a Trust and share such information with its Affiliates, agents and service providers in order and to the extent reasonably necessary (i) to carry out the provision of services contemplated under this Agreement and other agreements between the Trust and the Custodian or any of its Affiliates and (ii) to carry out management of its businesses, including, but not limited to, financial and operational management and reporting, risk management, legal and regulatory compliance and client service management.

(b)     Except as expressly contemplated by this Agreement, nothing in this Section 22.7 shall limit the confidentiality and data-protection obligations of the Custodian and its Affiliates under this Agreement and applicable law.  The Custodian shall cause any Affiliate, agent or service provider to which it has disclosed Data pursuant to this Section 22.7 to comply at all times with confidentiality and data-protection obligations as if it were a party to this Agreement.

Section 22.8.     Assignment; Delegation.  This Agreement may not be assigned by the Custodian without the written consent of each Trust and may not be assigned by any Trust without the written consent of the Custodian. The Custodian shall retain the right to employ agents, subcontractors, consultants or other third parties, including, without limitation, affiliates (each, a “Delegate” and collectively, the “Delegates”) to provide or assist it in the provision of any part of the non-custodial services described herein or the discharge of any other non-custodial obligations or duties under this Agreement without the consent or approval of any Trust.  Except as otherwise provided below, the Custodian shall be responsible for the acts and omissions of any such Delegate so employed as if the Custodian had committed such acts and omissions itself.  The Custodian shall be responsible for the compensation of its Delegates. Notwithstanding the foregoing, in no event shall the term Delegate include sub-custodians, Eligible Foreign Custodians, U.S. Securities Systems and Foreign Securities Systems, and the Custodian shall have no liability for their acts or omissions except as otherwise expressly provided elsewhere in this Agreement. The liability of the Custodian for the acts and omissions of sub-custodians, Eligible Foreign Custodians, U.S. Securities Systems and Foreign Securities Systems shall be as set forth in Section 15 above.

Section 22.9.     Severability.  In the event any provision of this Agreement is held illegal, void or unenforceable, the balance shall remain in effect.

Section 22.10.   Prior Agreements.  This Agreement supersedes and terminates, as of the date hereof, all prior Agreements between any Trust on behalf of each of its Portfolios and the Custodian relating to the custody of the Trust's assets.

Section 22.11.   Notices

Any notice, instruction or other communication required to be given hereunder will, unless otherwise provided in this Agreement, be in writing and may be sent by hand, or by facsimile transmission, or overnight delivery by any recognized delivery service, to the parties at the following addresses or such other addresses as may be notified by any party from time to time.

To any Trust:	c/o [Trust Name]
220 East Las Colinas Boulevard
Irving, Texas 75039
Attention: Chief Financial Officer
Telephone:

With a copy to

[Trust Name]
220 East Las Colinas Boulevard
Irving, Texas 75039
Attention: General Counsel

To the Custodian:	STATE STREET BANK AND TRUST COMPANY
Channel Center
Boston, MA 02210
Attention: Louis D. Abruzzi, Senior Vice President
Telephone:  617-662-0300

with a copy to:

STATE STREET BANK AND TRUST COMPANY
Legal Division – Global Services Americas
One Lincoln Street
Boston, MA  02111
Attention:  Senior Vice President and Senior Managing Counsel

Section 22.12.   Reproduction of Documents.

This Agreement and all schedules, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process.  The parties hereto all/each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

Section 22.13.   Data Privacy.  The Custodian will implement and maintain a written information security program that contains appropriate security measures to safeguard the personal information of the Trusts’ shareholders, employees, trustees and officers that the Custodian receives, stores, maintains, processes or otherwise accesses in connection with the provision of services hereunder.  The term, “personal information”, as used in this Section, means (a) an individual’s name (first initial and last name or first name and last name), address or telephone number plus (i) Social Security number, (ii) driver’s license number, (iii) state identification card number, (iv) debit or credit card number, (v) financial account number or (vi) personal identification number or password that would permit access to a person’s account, or (b) any combination of any of the foregoing that would allow a person to log onto or access an individual’s account.  The term does not include information that is lawfully obtained from publicly available information, or from federal, state or local government records lawfully made available to the general public.

The Custodian affirms that it has, and will continue to have throughout the term of this Agreement, procedures in place that are reasonably designed to protect the privacy of non-public personal consumer/ customer financial information to the extent required by applicable laws, rules and regulations, including the Massachusetts Standards for the Protection of Personal information of Residents of Commonwealth (201 CMR 17.00).

Section 22.14.   Regulation GG.  Each Trust  represents and warrants that it does not engage in an “Internet gambling business,” as such term is defined in Section 233.2(r) of Federal Reserve Regulation GG (12 CFR 233) and covenants that it shall not engage in an Internet gambling business.  In accordance with Regulation GG, each Trust is hereby notified that “restricted transactions,” as such term is defined in Section 233.2(y) of Regulation GG, are prohibited in any dealings with the Custodian pursuant to this Agreement or otherwise between or among any party hereto.

Section 22.15.    Shareholder Communications Election.

SEC Rule 14b-2 requires banks which hold securities for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, the Custodian needs each Trust to indicate whether it authorizes the Custodian to provide the Trust’s name, address, and share position to requesting companies whose securities the Trust owns. If the Trust tells the Custodian “no”, the Custodian will not provide this information to requesting companies.  If the Trust tells the Custodian “yes” or does not check either “yes” or “no” below, the Custodian is required by the rule to treat the Trust as consenting to disclosure of this information for all securities owned by the Trust or any funds or accounts established by the Trust.  For the Trust's protection, the Rule prohibits the requesting company from using the Trust's name and address for any purpose other than corporate communications. Please indicate below whether each Trust consents or objects by checking one of the alternatives below.

YES [ ]	The Custodian is authorized to release the Trust’s name, address, and share positions.

NO [X]	The Custodian is not authorized to release the Trust’s name, address, and share positions.

Signature Page

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in its name and behalf by its duly authorized representative under seal as of the date first above-written.

EACH OF THE MANAGEMENT INVESTMENT COMPANIES
ON BEHALF OF EACH OF THE PORTFOLIOS SET FORTH
ON APPENDIX A HERETO, SEVERALLY AND NOT JOINTLY

By:	/s/ Melinda G Heika
Name:	Melinda G. Heika
Title:	Treasurer

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Andrew Erickson
Name:	Andrew Erickson
Title:	Executive Vice President

Appendix A

American Beacon Sound Point Enhanced Income Fund